SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

August 13, 2001

Date of Report (Date of earliest event reported)

NEOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 99.1

Item 5. Other Events

On August 13, 2001, NeoTherapeutics, Inc. (“NeoTherapeutics”) purchased from Montrose Investments Ltd. and Strong River Investments, Inc., all of the outstanding shares of the Series A Preferred Stock of NeoGene Technologies, Inc. (“NeoGene”), a majority-owned subsidiary of NeoTherapeutics, for $5.5 million plus an amount equal to accrued dividends of $219,959.68. The stock had originally been sold by NeoGene during September 2000 for $5 million plus warrants to purchase shares of NeoGene common stock and NeoTherapeutics common stock which the investors retained. The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement, dated as of August 13, 2001, by and among NeoTherapeutics, NeoGene, Montrose Investments Ltd. and Strong River Investments, Inc., a copy of which is attached hereto as Exhibit 10.1.

Item 7. Exhibits

Exhibits:

10.1	Stock Purchase Agreement dated as of August 13, 2001, by and among the Registrant, NeoGene Technologies, Inc., Montrose Investments Ltd. and Strong River Investments, Inc.

99.1	Press Release dated August 13, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHERAPEUTICS, INC.

Date: August 27, 2001	By:	/s/ Samuel Gulko

	Name:	Samuel Gulko
	Title:	Senior Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibits:

10.1	Stock Purchase Agreement dated as of August 13, 2001, by and among the Registrant, NeoGene Technologies, Inc., Montrose Investments Ltd. and Strong River Investments, Inc.

99.1	Press Release dated August 13, 2001.

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